EXHIBIT 16.1

Evans, Gaither & Associates, PLLC

116 South Broadway, Suite C

Edmond, Oklahoma 73034

September 20, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read Item 4 of Current Report on Form 8-K of GrayMark Productions, Inc.(Commission File No. 000-50638) dated September 20, 2005 and are in agreement with the statements contained in the second, third and fourth paragraphs therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,
/S/ EVANS, GAITHER & ASSOCIATES, PLLC.

Evans, Gaither & Associates, PLLC